Exhibit 23.6

CONSENT OF MCCONNELL, BUDD & ROMANO, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Factory Point Bancorp, Inc. as an Appendix to the Proxy Statement/Prospectus included in the Registration Statement relating to the proposed merger of Factory Point Bancorp, Inc. with and into Berkshire Hills Bancorp, Inc. contained in Amendment No. 1 to the Registration Statement on Form S-4 of Berkshire Hills Bancorp, Inc. as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus or Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

MCCONNELL, BUDD & ROMANO, INC.

/s/ David A. Budd
David A. Budd
Managing Director

July 13, 2007